EXHIBIT 10.1

                      MEMORANDUM OF JOINT VENTURE AGREEMENT
                      -------------------------------------

      RELATING TO THE YELLOW JACKET AND PHOENIX MINES AND ADJOINING AREAS
                                (ARIZONA U.S.A.)


BETWEEN:

YELLOW JACKET FINANCE
(Incorporated in the British Virgin Islands Registration Number 579555)
("YJF")

AND

STEALTH ENTERPRISES INC.
(Incorporated in Illinois, U.S.A. Registration Number 36-4050746)
("STEALTH")

AND

ORO BLANCO MINING, LLC.
(Incorporated in Nevada, U.S.A. Registration Number 12560-2003)
("OBMLLC")


Be it known from this point forward that Stealth Enterprises Inc. (STEALTH) and Oro Blanco Mining, LLC. (OBMLLC) are owned by the same group of individuals and of which both companies will be referred to in every aspect in this agreement as STEALTH. See Schedule 4 (Four) for further detail.

WHEREAS, YJF and STEALTH are desirous of entering into a joint venture agreement to develop certain mineral rights on the property, namely, the Yellow Jacket & Phoenix mines and adjoining areas held by STEALTH, details of which are contained herein. YJF, for the purposes of record, is the provider of mining expertise and finance in the development of the aforesaid mineral rights.

1        PARTIES

         1.1      YELLOW JACKET FINANCE LIMITED
                  a company registered and incorporated in British Virgin Islands Registration Number 579555, hereinafter referred to as "YJF".

         1.2      STEALTH ENTERPRISES INC.
                  a company registered and incorporated in Illinois, U.S.A. Registration Number 36-4050746, hereinafter referred to as "STEALTH".

         1.3      ORO BLANCO MINING, LLC.
                  a company registered and incorporated in Nevada, U.S.A. Registration Number 12560-2003, hereinafter referred to as "OBMLLC".

2        INTERPRETATION

         In this agreement:

         2.1 The clause headings are for reference purposes only and shall not be used in the interpretation hereof.

         2.2      Unless the context clearly indicates a contrary intention:

                  2.2.1 Expressions which denote any one gender shall include the other genders;

                  2.2.2 A person shall include a natural person, company, partnership, or any other legal personae; and

                  2.2.3    The singular shall include the plural and vice versa.

         2.3 The following expressions bear the meanings assigned to them hereunder and cognate expressions bear corresponding meanings, viz:

                  2.3.1 The "STEALTH Interest" shall mean the interest which STEALTH and OBMLLC has in the property as set out in
                           Schedule I hereto;

                  2.3.2 The "Effective Date" shall mean the date of signature hereto;

                  2.3.3 "Exploration & Development expenditures" shall mean all costs and expenses incurred by the Joint Venture on or off the Property in connection with the exploration and development of the Property and shall include, without limiting the generality of the aforegoing:

                           2.3.3.1 All expenditures required to maintain the Property in good standing in accordance with the laws of the jurisdiction in which the property is situated;

                           2.3.3.2 All expenditures relating to reclamation, rehabilitation and protection of the environment;

                  2.3.4 "Independent Feasibility Study" shall mean a report on the property showing the feasibility of placing any part of such property into commercial production at an acceptable rate of return on capital, in such form and detail and using such assumptions as to metal prices as is customarily required by institutional lenders of major financing for mining properties and including a reasonable assessment of the mineable ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring such part of the Property into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations.

                  2.3.5 "YJF Loan" shall mean a loan of $1,100,000 (One Million One Hundred Thousand US Dollars) which shall be procured by YJF and available for drawdown by the Joint Venture Committee from the Effective Date and subject only to clause 3.1.3.1.

                  2.3.6 "Mining Permits and Orders of Title" shall mean the mining permit granted to the specific holder by the relevant authority, such specific details of title are defined in Schedule 1 hereto.

                  2.3.7 The "Property" shall mean the mineral rights, more specifically, only the extracted minerals held over the area, and shall include all extracted minerals and material extracted, including natural or other man-made resources procured by whatever means from the property but in no way conveys real property and/or deeds to real property defined as ownership of the land or the minerals in it, as detailed in
                           Schedule 1-Part 1, Schedule 1-Part 2, Schedule 2-Part 1 hereto.

                  2.3.8 "Work Program" shall mean a program decided upon by the joint venture committee for the purposes of developing the mineral resources of the properties.

                  2.3.9 "Additional Areas" shall mean permit areas surrounding the project area detailed in Schedule 1(Part 2) that are to be targeted by the parties and purchased and or claimed from time to time. Such additional areas will be subject to the same terms and conditions as set out herein.

                  2.3.10 "Adjoining Areas" shall mean areas under permit by STEALTH that form part of the overall development program, such areas being listed and defined in
                           Schedule 1 hereto.

                  2.3.11 "Joint Venture" shall mean the joint venture between STEALTH and YJF formed to exploit the mineral rights of the Property and as described in this Agreement.

                  2.3.12 "Joint Venture Committee" shall mean the committee granted the power to by the Joint Venture to conduct and oversee the exploitation of the mineral rights as described herein. The duties of the Joint Venture Committee will include but are not limited to the following: Procurement of mining equipment, management and staff, oversee the mineral sales, drawdown of the loan and the general operations on a day to day basis. The JVC will be remunerated on an appropriate basis. The JVC will comprise of two members: Scott Goldstein will represent the interests of STEALTH and the member representing the interests of YJF, has been advised by YJF in writing.

         2.4 If a provision in a definition is a substantive provision conferring rights or imposing obligations on any party notwithstanding that it is only in the definition clause, effect will be given to it as if it were a substantive provision.

         2.5 When any number of days is prescribed in this agreement, same shall be calendar days reckoned exclusively of the first and inclusively of the last day.

         2.6 "Net Profit" shall mean the dollar value left to be distributed after all expenses are taken out leaving the net proceeds from sales of extracted minerals for distribution as listed in Schedule 2 and/or Schedule 3.

         2.7 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

         2.8 Schedules or annexures to this agreement shall be deemed to be incorporated in and form part of this agreement providing both parties agree in writing and signed by or legally on behalf of the parties.

         2.9 No alteration, variation or cancellation, addition or amendment to, or deletion from this agreement shall be of any force or effect unless in writing and signed by or legally on behalf of the parties.

         2.10 Wherever necessary or appropriate, the parties shall be referred to by their designations in 1 and/or 1.1 and/or 1.2, and/or 1.3 and/or 1.3.1 above.

3        RECITAL

         3.1      STEALTH is the holder of mineral rights as detailed in
                  Schedule 1 hereto. YJF has agreed to procure the YJF Loan for the development of the mineral rights, into a producing mine, subject to the following conditions and criteria

                  3.1.2 The rights and obligations of YJF will include, inter alia:

                           3.1.2.1  PHASE 1: INDEPENDENT FEASIBILITY STUDY
                                    The Joint Venture will conduct an
                                    Independent Feasibility (IFS) on the Yellow
                                    Jacket & Phoenix Mines which will include, reverse circulation water drilling or diamond core drilling at 6 defined locations and metallurgic/process assessment of those locations. The IFS study will include flow sheets, economies of scale and recommendations. It is envisaged by the parties that the total cost of the IFS will not exceed US$50,000 (Fifty Thousand United States Dollars). All parties will be entitled to view such results on an ongoing basis. All costs related directly to the IFS shall be met by drawing on the YJF Loan.

                                    It is recorded that should YJF withdraw from the project in terms of this clause YJF and or it's associates will have no legal or monetary claim against stealth with specific regard to money spent on the IFS.

                           3.1.2.2  PHASE 2: PRODUCTION
                                    Using all current available data and
                                    research, the total cost of placing the
                                    Yellow Jacket & Phoenix mines in production have been estimated at US$1,100,000 (one million one hundred thousand United States Dollars), for a complete turn-key operation on site with a milling capacity of 500 (Five Hundred) tons per day. These costs are detailed in Schedule 5.The Joint Venture shall have the exclusive right to place the Yellow Jacket & Phoenix mines into production.

                           3.1.2.3  PHASE 3: ADJOINING AREAS
                                    YJF will have the right to a 51% (fifty-one per cent) interest in the extracted minerals of the Adjoining Areas as defined in
                                    Schedule 1-Part 2 by having completed the requirements of this agreement.

                           3.1.2.4 The Joint Venture will be responsible for the payment of fees and exploration costs on an equal basis associated with the adjoining areas as specified in Schedule 2-Part 1.

                  3.1.3 YJF shall have 30 (thirty) days from the date of this Agreement to start the IFS with 30 (thirty) days to complete the IFS and once completed an additional 14 (fourteen) days to review the IFS. All time frames in
                           3.1.3 are in consecutive days. At the conclusion of the review period as set forth in 3.1.3 above, should YJF not procure the YJF Loan then YJF efforts will be reviewed by the Joint Venture Committee and may be found in breach of this agreement only by a unanimous vote by the Joint Venture Committee.

                           3.1.3.1 At the end of the IFS and in the time frame as specified in 3.1.3 YJF has the right (but not of the obligation) to terminate this agreement with no penalties providing that the IFS after completion does not show at least a minimum of 75,000 (Seventy-Five Thousand) ounces of gold across and/or in the Property. All Parties understand that if YJF terminates this agreement due to this clause (3.1.3.1) no further drawdown of the YJF Loan may be made. All parties public and/or private will be terminated from this agreement in it's entirety and furthermore no financial penalty will be assessed by any of the signing parties due to this action. Should YJF terminate this agreement it shall have no financial or legal recourse to any of parties signing this agreement.

                  3.1.4 It is understood by the parties that YJF will form part of a reverse merger. All relevant information relating to the reverse merger must be submitted to STEALTH prior to the funding of the IFS including ticker symbols and domicile. Such stock may be subject to restrictions as envisaged by the Securities and Exchange Commission (SEC) from time to time.

                           In the event that the Joint Venture shall continue to fail to implement production for 180 (one hundred and eighty) days, STEALTH shall have the right, but not the obligation, to declare this agreement terminated and YJF shall have no further rights hereunder and all mineral rights and rights to receive the proceeds of any mining operations pertaining to STEALTH, YJF, and OBMLLC shall be forfeited.

                           Further, STEALTH agrees to take into consideration factors that may only come to light after the IFS is tabled. STEALTH and the Joint Venture Committee must take unforeseen circumstances and recommendations in such reports with regard to economic viability, mineralization, the mineable reserve and other material factors into consideration before rendering a decision.

                  3.1.5 Sale of minerals shall be administered by the Joint Venture Committee, with all accounting books and records open for inspection to all parties at all times. The Mineral Sales Flow Sheet is attached and contained in Schedule 3 hereto.

         3.2 Until such time as the YJF Loan is repaid in full, the plant and equipment purchased by the Joint Venture shall be the sole property of the provider of the YJF Loan. Plant and equipment that may be purchased by the Joint Venture shall be owned on a pro-rata basis by the parties.

         3.3 Delays in the granting of a permit or any authorization required by state, federal or other authorities of the United States of America from time to time shall not constitute a breach of agreement.

         3.4 STEALTH has agreed to grant YJF the sole and exclusive right to an undivided 51% (fifty one percent) right, and interest in and to the minerals extracted as detailed in schedule 1 and 3 hereto, subject to the exercising of rights as detailed in
                  3.1.2.1 and 3.1.2.2 hereto.

         3.5 The parties agree that YJF will have an interest in the extracted minerals of the property as detailed in Schedule 1 hereto, at the Effective Date. The maintenance of such interest is subject to the availability of the YJF Loan. The parties further agree that the right of sale of an interest be pre-emptive, more specifically recorded, that either party may not sell their interest without offer to the other party on a same basis policy. YJF shall not be entitled to sell, transfer or assign its interest herein to any other party until such time as YJF has completed the IFS, as detailed in 3.1.2.1. to the fullest extent possible and within the time frames in regards to 3.1.4. of the reverse merger as contemplated in 3.1.4.

         3.6 The parties hereto have agreed to the terms and conditions set out hereinbelow.

4        TERMS

         4.1 YJF is a company desirous of procuring finance and expertise in the mining and mining exploration industry and is committed to the expenditure as detailed in Schedule 5 hereto.

         4.2 STEALTH is a company holding mining permits and orders of title over the Property as detailed in Schedule 1 hereto and is desirous of granting a 51% (Fifty One Percent) interest in all minerals extracted over the course of this agreement to YJF as envisaged in Schedule 2 hereto.

         4.3 YJF agrees to procure the YJF Loan for development of the most viable and economical production program.

         4.4 STEALTH and YJF shall form a joint venture to exploit the mineral rights to the Property. The economic interests in the Net Profit of the Property shall be 49 per cent as to STEALTH and 51 per cent as to YJF (the "Joint Venture").

         4.5 The period of this agreement will be in effect indefinitely until such time as the mineral rights and their economic viability are exhausted, or otherwise mutually agreed upon in writing.

         4.6 The operations of specific Work Programs are subject to change as economic conditions or other circumstances change.

         4.7 A Joint Venture Committee will be formed to decide on a specific Work Program with one member from STEALTH and one member from YJF. Committee members may change from time to time but at all times the parties shall have the right to equal representation, unless mutually agreed upon in writing.

         4.8 The initial budgets shall be outlined by the IFS and are to be approved by the Joint Venture committee. The Joint Venture will bear all reasonable costs encountered by STEALTH for the maintenance of the properties and implementation of specific work programs.

         4.9 The YJF Loan shall be repaid with annual interest at 3 per cent out of the Gross Profits of the Property. No repayments shall be made for a period of six complete months from the commencement of production. Thereafter, repayments shall be made as to 30% of cumulative Gross Profits provided that once drawn down and repaid, the YJF Loan may not be drawn down a second time.

         4.10 STEALTH warrants and records that all mining permits and orders of title over the property as detailed in Schedule 1 hereto, are of good standing and have no liens, mortgages or claims against them and further undertakes to maintain such mining permits and orders of title in good standing.

5        DOMICILE

         5.1 For all purposes of this agreement including, but not by way of limitation, the giving of any notice, the making of any communication, the payment of any sum and the serving of any process, the parties respectively choose domicilium citandi et executandi ("domicile") as follows:

                  5.1.1    Yellow Jacket Finance Limited
                           c/o Elan Corporate Services Limited
                           PO Box 119
                           Palm Chambers
                           Road Town
                           Tortola
                           British Virgin Islands

                  5.1.2    Stealth Enterprises Inc.
                           500 Park Avenue
                           Suite 203
                           Lake Villa
                           IL. 60046
                           USA

         5.2 Each of the parties, by written notice to the others, shall be entitled from time to time to vary their domicile to any address.

         5.3 Any notice given and any communication or payment made by any party to any other ("the addressee") which:

                  5.3.1 is delivered by hand during the normal business hours of the addressee at the addressee's domicile for the time being, shall be presumed, until the contrary is proved, to have been received by the addressee at the time of delivery;

                  5.3.2 is posted by pre-paid registered post to the addressee at the addressee's domicile for the time being, shall be presumed, until the contrary is proved, to have been received by the addressee on the fourteenth day after the date of posting;

                  5.3.3 any notice given by any party to the addressee which is transmitted by telefacsimile to the addressee's telefacsimile address or any new telefacsimile address which may be notified, in writing, by the relevant party to the other of them, shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the first business day after the date of transmission.

6        BREACH

         In the event of YJF on the one hand or STEALTH on the other ("the defaulting party") committing a breach of any of the provisions of this Memorandum Of Agreement then the party which is not so in breach ("the aggrieved party") shall be obliged to give the defaulting party written notice to remedy the breach. If the defaulting party fails to comply with that notice within 30 (THIRTY) days of receipt thereof then the aggrieved party shall be entitled to cancel this agreement or to claim specific performance, in either event to the aggrieved party's right to claim damages. The aforegoing is without prejudice to such other rights as the aggrieved party may have at law or in terms of this agreement.

7        CONFIDENTIALITY

         7.1      Each party undertakes :

                  7.1.1 not to reveal to any third parties and to consider and treat as confidential all data and information, whether of a technical or commercial nature, communicated by the other party hereunder or pursuant to any prior agreement relating to confidential information concerning the contacts and the agreement established in terms hereof;

                  7.1.2 not to use such confidential information for any purpose other than pursuant to this agreement; and

                  7.1.3 to oblige all its personnel having access to the said data and information to act in a similar manner.

         7.2 The undertaking in clause 7.1.1 will be in force for the duration of this agreement and 3 (Three) years thereafter with the exception of:

                  7.2.1 data which, at the time of disclosure, is in the public domain;

                  7.2.2 data which, after disclosure, becomes part of the public domain by publication or otherwise, except by breach of this agreement by either party; and

                  7.2.3 data which either party can establish by competent proof was in its possession at the time of disclosure by the other party and was not acquired directly or indirectly from the other party.

8.       SUPPORT

         The parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms and conditions of this agreement.

9.       DISPUTE RESOLUTION

         9.1 Subject to any specific provision in this agreement to the contrary, any dispute arising at any time between the parties in regard to this agreement, including the implementation, execution, interpretation, rectification, termination or cancellation of this agreement, shall first be submitted to non-binding summary mediation.

                  The mediator shall be an appropriately qualified expert selected by agreement between the parties. The mediator shall, in his sole discretion, determine the procedures to be followed in the mediation. The parties shall share the mediator's costs equally.

         9.1.1 If the parties fail to resolve the dispute within thirty (30) days of the appointment of the mediator, any party shall then be entitled to refer the matter to arbitration.

         9.1.2 The parties agree irrevocably that any arbitration must fall in the jurisdiction of the United States of America under such laws and relief that is offered, from time to time, in accordance with the relevant Arbitration Acts, within the United States of America.

         9.1.3 The parties irrevocably agree that the decision in any arbitration proceedings:

                  9.1.3.1  Will be binding on all of them;

                  9.1.3.2  Will forthwith be carried into effect; and

                  9.1.3.3 May be made an order of any court of competent jurisdiction within the United States of America.

         9.2 This clause 9 is severable from the remainder of the agreement and will accordingly remain effective between the parties to any dispute notwithstanding that the agreement or any part thereof may be terminated or cancelled.

         9.3 The provisions hereof will not in any manner prohibit any party from approaching the relevant judicial system for relief.

10       COSTS

         All costs involved in the drawing of this agreement shall be borne by YJF. Any further costs, including the costs of consultations and negotiations in respect hereof, will need to be agreed upon in writing by the Joint Venture Committee, and once so, will be borne between both parties.

11       CONDITION PRECEDENT

         This agreement shall have no effect unless and until YJF confirms in writing that it has identified a suitable NASDAQ-listed vehicle into which YJF shall reverse as contemplated by clause 3.1.4.

The parties hereby irrevocably bind themselves to the terms and conditions as set out in this agreement by affixing their signatures below.


SIGNED THIS ........ DAY OF FEBRUARY 2003 IN CHICAGO IL. U.S.A.

AUTHORIZED TO SIGN ON BEHALF OF
STEALTH                                      WITNESS


.................................             ...................................


SIGNED ON THIS...........DAY OF FEBRUARY 2003 IN LONDON U.K.


AUTHORIZED TO SIGN ON BEHALF OF
YJF                                          WITNESS



.................................             ...................................
On behalf of Bait Shop Limited, Director

SCHEDULE 1 (PART 1)
-------------------

MINING CLAIMS AND MINERAL RIGHTS HELD AND/OR APPLIED FOR BY STEALTH
-------------------------------------------------------------------
(these areas are subject to change from time to time)

PERMIT NAME              PERMIT NUMBER      PERMIT SIZE      PERMIT LOCATION
------------------------ ------------------ ---------------- -------------------
Yellow Jacket            AZAZAA 008924      20 Acres         SANTA CRUZ
Phoenix Mine             AZAZAA 008924(2)   20 Acres         SANTA CRUZ
Monster Claims           N/A                80 Acres         SANTA CRUZ
Cramer (Nevada) Mine     N/A                40 Acres         SANTA CRUZ
California Group Claims  N/A                120 Acres        SANTA CRUZ
Dos Amigos Claims        N/A                200 Acres        SANTA CRUZ
Apache Claims            N/A                160 Acres        SANTA CRUZ
M14 T23S R11E S-20*      N/A                320 Acres        SANTA CRUZ
M14 T23S R11E S-17*      N/A                640 Acres        SANTA CRUZ
M14 T23S R11E S-18*      N/A                20 Acres         SANTA CRUZ
M14 T23S R11E S-19*      N/A                20 Acres         SANTA CRUZ

------------------------ ------------------ ---------------- -------------------
52 CLAIMS                52 RECORD #'S      1040 ACRES TTL   SANTA CRUZ CNTY AZ.
------------------------ ------------------ ---------------- -------------------

SCHEDULE 1 (PART 2)
-------------------

ADDITIONAL BLM CLAIMED AREAS AS REFERENCE IN CLAUSES 3.1.2.3 AND 3.1.2.4
------------------------------------------------------------------------
(these areas are subject to change from time to time)

     Reference to these sections have some of the above-mentioned claims in them. The total acres claimed in M14 T22S R11E SEC 17 is 640 ACRES. M14 T22S R11E SEC 20 is 320 ACRES. M14 T22S R11E SEC 18 is 20 ACRES & M14 T22S R11E SEC 19 is 20 ACRES. These claims total 1000 ACRES and combined with the Yellow Jacket Mine and Phoenix Mines 40 ACRES gives a complete total of 1040 ACRES as of this filing.

SCHEDULE 2
----------

PROPERTY SCHEDULE
-----------------

PERCENTAGE DISTRIBUTION OF PROCEEDS FROM MINERAL SALES

------------------ ------------ ------------ ----------- ------------- -----------------
 NET PROCEEDS OF   % HELD BY    % HELD BY    % HELD BY   YJF MAXIMUM   TOTAL PROPERTY
   MINERAL SALES       YJF       STEALTH       CONDOR    EXPENDITURE     CLAIM SIZES
     SCHEDULE                                               (US$)          (ACRES)
------------------ ------------ ------------ ----------- ------------- -----------------
    SCHEDULE 1         51 %        30%          19%      $1,100,000          1040
------------------ ------------ ------------ ----------- ------------- -----------------

SCHEDULE 3
----------

MINERAL SALES FLOW SHEET
------------------------


1. NET PROCEEDS FROM SALES

         YJF                     - 51%
         STEALTH                 - 30%
         CONDOR  (Seychelles)    - 19%


2. Repatriation of production, mining and ancillary associated costs will be solely borne by proceeds from the mine on a gross sales basis (before net proceeds are distributed) to any party defined in Schedule 2 (two) and/or 3 (three).

NOTES:-
-------
Mineral sales include the sale of all minerals and material whether natural or other man-made resources procured by whatever means from the property area as detailed in Schedule 1 hereto.

SCHEDULE 4
----------

SWORN LEGAL STATEMENT
---------------------

To Whom it May Concern:

I, Scott Goldstein of the Town of Lindenhurst in the County of Lake in the State of Illinois in the United States of America make forth the following statement...

I, Scott Goldstein, President and Owner of Stealth Enterprises Inc. An Illinois Registered Corporation in the State of Illinois as well as the controlling member of Oro Blanco Mining LLC. A Nevada Limited Liability Corporation hereby swear that the properties known as "The Yellow Jacket Gold Mine" and "The Phoenix Gold Mine" located in the Oro Blanco Mining District in the County of Santa Cruz and in the State of Arizona are the Real Property of myself and the above controlled corporations of mine.

I further declare that all land rights, mineral rights, riparian rights, and Claims, are held by myself and/or my companies listed above and are the sole property of the above corporations and myself. To the best of my knowledge, there are no liens, encumbrances, or anything to negatively affect the properties. I further declare that the above two properties are Patented by the United States of America and granted by proving to the United States of America that the mines have enough gold in them to consider them as Patented Lode Gold Mines. The patents were placed on the properties in the late 1800's and remain intact today.

Under the laws of The State of Illinois, The State of Nevada, and The State of Arizona by my signature, I declare everything stated above is the truth and to the best of my knowledge.

/s/ Scott Goldstein                              /s/ Rosalba Martin
-----------------------------------              -------------------------------
Scott Goldstein                                  Notary of the State of Illinois


               Dated this 26th of August in the Year 2003 A.D.

                                                            [Notary seal here]

SCHEDULE 5
----------

BUDGET & START UP COSTS
-----------------------

------------------------------------- ------------------- ---------------- ------- ----------------------------------
EQUIPMENT                                BUY / LEASE         APPROX. COST          USE
                                                                      ($)
------------------------------------- ------------------- ---------------- ------- ----------------------------------
Bull Dozer                             Lease @ $400/day             5,600          Road Grading
Excavator                                    Buy                   75,000          Earth Moving - Open Cast
Excavator #2                                 Buy                   50,000          Earth Moving - Loading
Front End Loader                             Buy                   50,000          Earth Moving - Loading
Dump Truck #1                                Buy                   20,000          Ore Moving Equipment
Dump Truck #2                                Buy                   20,000          Ore Moving Equipment
Generator #1 / 1,000 kWA                     Buy                   45,000          Power on Site
Generator #2 / 650 kWA                       Buy                   30,000          Additional Power (Mill)
Compressor & Jackhammers                     Buy                    9,000          Removing Ore from Pit
Generator #3 / 100 kWA                       Buy                    7,000          Power for Offices etc..
4,000 Watt Light Set #1                      Buy                    3,500          Night Lighting
4,000 Watt Light Set #2                      Buy                    3,500          Additional Lighting
Power Lines & misc. Electric                 Buy                    4,000          Power Station Wiring
Gas Tank System #1 Diesel                    Buy                    2,500          Equipment Fuel
Gas Tank System #2 Diesel                    Buy                    2,500          Equipment Fuel
Gas Tank System #1 Gasoline                  Buy                    2,500          Fuel Non-Diesel Engines
Concentrator & Complete Plant                Buy                  700,000          Ore Processing (500 Tons)
Fencing                                      Buy                   20,000          Security & AZ Law
Misc. costs & Needed Equipment               Buy                   25,000          Radio Equipment
Office Trailer #1                            Buy                   10,000          Business Center
Office Trailer #2                            Buy                   10,000          Private Offices / Safes
All Terrain Vehicles                         Buy                   25,000          Mine Transportation
Vehicle Trailer                              Buy                    5,000          Moving Vehicles
Porta Pottys                                 Buy                    2,000          Bathrooms
Water Pump #1                                Buy                    2,000          Pump 1 for Fresh Water
Water Pump #2                                Buy                    5,000          Pump 2 for Mining
Fresh Water Tank                             Buy                    1,000          Drinking Water
Water Holding Tank #1                        Buy                    2,000          Level 1 Holding Tank
Water Holding Tank #2                        Buy                    2,000          Level 2 Holding Tank
Drilling First Six Holes on YJ / PHX      Buy-D-Core               45,000          Drilling - Phase 1 Ore Body
Explosives / Caps / Det Cord etc,,           Buy                    3,500          Blasting Equipment
Explosives Magazine (Storage)                Buy                    3,500          ATF Required Storage
Worker Wages for Start-Up                    Buy                   80,000          3 to 4 Months Wages
Insurance - Mining - Blasting                Buy                  100,000          Required Mining Insurance by AZ

------------------------------------- ------------------- ---------------- ------- ----------------------------------
TOTAL PROJECTED COST                                            1,371,100
------------------------------------- ------------------- ---------------- ------- ----------------------------------


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